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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 17, 2001

ADVENT SOFTWARE, INC.
(Exact Name of Registrant as Specified in its Charter)

State of Delaware (State or Other Jurisdiction of Incorporation)	0-26994 (Commission File Number)	94-2901952 (I.R.S. Employer Identification No.)

301 Brannan Street
San Francisco, California 94107
(Address of Principal Executive Office and Zip code)

(415) 543-7696
(Telephone Number, Including Area Code)

ADVENT SOFTWARE, INC.
FORM 8-K

Item 5. Other Events

    On July 17, 2001 Advent Software, Inc., a Delaware corporation (the "Company"), reported its preliminary operating results for the second quarter ended June 30, 2001. The Company announced that revenue for the second quarter ended June 30, 2001 increased to $41.9 million, from $32.7 million in the same quarter last year, fueled by a 34% increase in license revenue. Net income rose 41% to $8.2 million or $0.24 per share, compared with $5.8 million, or $0.17 per share, in the first quarter of 2000.

    For the six months ended June 30, 2001, revenues were $78.6 million, compared to revenues of $60.3 million for the first six months of 2000. Net income was up 47% to $14.2 million or $0.41 per share for the first half of 2001, compared with $9.7 million or $0.29 per share for the same period of 2000.

    The Company's unaudited consolidated statements of operations for the three and six month periods ended June 30, 2001 and 2000, and unaudited consolidated balance sheet at June 30, 2001 were reported as follows:

ADVENT SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30
	2001	2000	2001	2000
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
License and development fees	$20,596	$15,375	$37,682	$28,478
Maintenance and other recurring	16,337	12,338	31,275	23,221
Professional services and other	5,003	4,964	9,671	8,587

Net revenues	41,936	32,677	78,628	60,286

Cost of revenues:
License and development fees	1,642	1,273	3,142	2,458
Maintenance and other recurring	4,101	3,259	7,982	6,369
Professional services and other	1,549	1,541	3,121	2,801

Total cost of revenues	7,292	6,073	14,245	11,628

Gross margin	34,644	26,604	64,383	48,658

Operating expenses:
Sales and marketing	12,903	10,494	24,991	19,733
Product development	6,205	5,561	12,131	10,485
General and administrative	3,362	2,976	6,891	5,911
Amortization of intangibles	1,390	382	2,055	764

Total operating expenses	23,860	19,413	46,068	36,893

Income from operations	10,784	7,191	18,315	11,765
Interest and other income, net	1,645	1,604	3,262	2,964

Income before income taxes	12,429	8,795	21,577	14,729
Provision for income taxes	4,225	2,990	7,335	5,008

Net income	$8,204	$5,805	$14,242	$9,721

Net income per share data:
Basic:
Net income per share	$0.26	$0.19	$0.46	$0.33

Shares used in per share calculations	31,160	29,882	30,931	29,664

Diluted:
Net income per share	$0.24	$0.17	$0.41	$0.29

Shares used in per share calculations	34,719	34,103	34,437	33,948

ADVENT SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2001	December 31, 2000
	(unaudited)	(audited)
ASSETS
Current assets:
Cash, cash equivalents, and short -term investments	$159,684	$152,432
Accounts receivable, net	37,445	35,710
Prepaid expenses and other	7,267	4,462
Deferred income taxes	3,259	3,259

Total current assets	207,655	195,863
Fixed assets, net	23,659	22,351
Other assets, net	52,773	27,487

Total assets	$284,087	$245,701

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,061	$855
Accrued liabilities	9,330	10,224
Deferred revenues	24,000	21,078
Income taxes payable	8,269	2,712

Total current liabilities	42,660	34,869
Long-term liabilities	1,536	1,231

Total liabilities	44,196	36,100
Stockholders' equity:
Common stock	314	305
Additional paid-in capital	170,149	154,070
Retained earnings	69,398	55,156
Cumulative other comprehensive income	30	70

Total stockholders' equity	239,891	209,601

Total liabilities and stockholders' equity	$284,087	$245,701

Item 7. Financial Statements and Exhibits

    None.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENT SOFTWARE, INC.
	By:	/s/ Irv H. Lichtenwald Irv H. Lichtenwald Chief Financial Officer
Date: July 27, 2001

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  Item 5. Other Events
ADVENT SOFTWARE, INC. CONSOLIDATED STATEMENTS OF OPERATIONS
ADVENT SOFTWARE, INC. CONDENSED CONSOLIDATED BALANCE SHEETS
  Item 7. Financial Statements and Exhibits
SIGNATURES